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                                  EXHIBIT 4.4
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     FIRST SUPPLEMENTAL INDENTURE, dated as of June 28, 1995, among EMCOR Group,
Inc., a Delaware corporation ("EMCOR"), MES Holdings Corporation, a Delaware corporation ("MES"), and Shawmut Bank Connecticut, National Association (the "Trustee"), as Trustee under the Indenture hereinafter referred to.

     WHEREAS, EMCOR, MES and the Trustee have previously entered into an Indenture dated as of December 15, 1994 (the "Indenture") relating to the 11% Series C Notes, Due 2001, of EMCOR (the "Notes");

     WHEREAS, Section 9.02 of the Indenture provides that EMCOR and the Trustee may, with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes, amend the Indenture as provided herein;

     WHEREAS, the holders of not less than a majority in aggregate principal amount of the outstanding Notes have consented to this First Supplemental Indenture; and

     WHEREAS, all acts and things prescribed by law and by the respective Certificate of Incorporation and the By-laws (each as now in effect) of EMCOR necessary to make this First Supplemental Indenture a valid instrument legally binding on EMCOR for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged,
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EMCOR, MES and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the holders of the Notes as follows:

1.   Amendment of Article 4, Section 4.11.  Paragraphs (a) and (b) of Section
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     4.11 of the Indenture are hereby amended to delete the Measurement Period of January 1, 1995 through June 30, 1995.

2.   Construction.  For all purposes of this First Supplemental Indenture,
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     except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Section hereof.

3.   Trustee Acceptance.  The Trustee accepts the amendment of the Indenture
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     effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture, as hereby amended, and, without limiting the generality of the foregoing, the Trustee has no
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     responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of EMCOR and makes no representations as to the validity or sufficiency of this First
     Supplemental Indenture and shall incur no liability or responsibility in respect of the validity hereof.

4.   Indenture Ratified.  Except as expressly amended hereby, the Indenture is
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     in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

5.   Holders Bound.  This First Supplemental Indenture shall form a part of the
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     Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.   Successors and Assigns.  This First Supplemental Indenture shall be binding
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     upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.   Counterparts.  This First Supplemental Indenture may be executed in any
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     number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

8.   Governing Law.  This First Supplemental Indenture shall be deemed to be a
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     contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with such laws.
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     IN WITNESS WHEREOF, EMCOR, MES and the Trustee have caused this First
Supplemental Indenture to be signed and executed as of the day and year first above written.

                         EMCOR GROUP, INC.
                             /s/ Frank T. MacInnis
                         By: _______________________
                         Name:  Frank T. MacInnis
                         Title: Chairman of the Board and President


                         MES HOLDING CORPORATION
                             /s/ Frank T. MacInnis
                         By: _______________________
                         Name:  Frank T. MacInnis
                         Title: President


                         SHAWMUT BANK CONNECTICUT
                         NATIONAL ASSOCIATION
                             /s/ Robert L. Reynolds
                         By: _______________________
                         Name:   Robert L. Reynolds
                         Title:  Vice President